UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2016

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 21, 2016, the Board of Directors of 3D Systems Corporation (the “Corporation”) approved a Consulting Agreement (the “Consulting Agreement”) between the Corporation and ECG Ventures, Inc., a consulting company owned by Thomas W. Erickson, a director of the Corporation.

The Consulting Agreement provides that Mr. Erickson will provide strategic and management consulting services to the Corporation in exchange for $75,000 a month plus reimbursement of expenses. Mr. Erickson will also be awarded 25,000 shares of restricted stock with a vesting date of December 31, 2016. The Consulting Agreement will continue until thirty days after the start date of a permanent Chief Executive Officer.

The foregoing description of the Consulting Agreement is a summary only and is qualified in its entirety by reference to the Consulting Agreement which will be filed as an Exhibit to our next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: January 27, 2016
/s/ ANDREW M. JOHNSON
(Signature)
Name: Andrew M. Johnson
Title: Interim President and Chief Executive Officer, Chief Legal Officer and Secretary